LEASE AGREEMENT

THIS LEASE made and entered into as of the ------- day of ---------, ----- by and between JP SPEC II, LLC, a New York limited liability company, having offices at 10 Centre Drive, Orchard Park, New York 14127 (hereinafter referred to as "LANDLORD"); and RADIANT AVITION SERVICES, INC. , a New York Corporation, having offices at 40 Centre Drive, Orchard Park, New York 14127 (hereinafter referred to as "TENANT").

WITNESSETH:

WHEREAS, LANDLORD is the equitable owner of certain land and a building located at 40 Centre Drive, Orchard Park, New York 14127 (hereinafter referred to as the "Building");

WHEREAS, TENANT desires to take and hire from LANDLORD and LANDLORD desires to demise and lease to TENANT a portion of the Building together with the improvements located thereon subject to the terms and conditions hereinafter stated;

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements hereinafter set forth, the LANDLORD and TENANT do hereby covenant and agree as follows:

     1. Demised Property. LANDLORD does hereby demise and lease to TENANT, its successors and assigns, and TENANT does hereby take and hire from LANDLORD, the floor space located on the ground floor of the Building aggregating 5,300 square feet of office, warehouse and laboratory space, all as set forth on the floor plan attached hereto as Exhibit A and made a part hereof and all the improvements located thereon (hereinafter referred to as the "Leased Premises") .

     2. Warranty of Title. LANDLORD warrants to TENANT that it has a good and legal right to execute and deliver this lease and to grant and convey to TENANT the leasehold estate herein provided for the term, at the rental, and upon the conditions herein set forth. The LANDLORD also warrants and agrees to defend the title to the Building and the Leased Premises and covenants that TENANT, so long as it shall not be in default hereunder, shall peaceably and quietly have, hold, and enjoy the Leased Premises for the full term.

     3. Warranty of Compliance. LANDLORD hereby warrants and represents to TENANT that when possession of the Leased Premises shall be delivered to TENANT, the construction of the Leased Premises and the Building and the use of the same for business offices shall be in full compliance with all laws, ordinances, codes and regulations of all Governmental Authorities (as hereinafter defined) and insurance rating bureaus having jurisdiction (including, without limitation, zoning and building codes) and shall not violate the rights of any third parties. As used in this lease the term "Governmental Authority" shall mean the United States, State of New York, and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

     4. Term. The initial term of this lease shall be five (5) years commencing on and including, 1996. TENANT shall have the option to extend this lease, at a base rental of $9.00 per square foot, for one (1) period of five (5) years. The option to extend this lease for such period shall be exercised in writing by TENANT not later than one hundred twenty days (120) prior to the expiration of the initial term. In the event the option is exercised, all references herein to the lease term, other terms of lease, occupancy hereunder and like words shall be deemed to refer to the term of lease as so extended and no new lease agreement need be executed and delivered to evidence the lease agreement between LANDLORD and TENANT.

     5. Fixed Rent. The fixed rent which shall be paid by TENANT during the initial term of this lease shall be $8.25 per square foot or an aggregate of $43,725 per annum, payable at the rate of $3,643.75 per month. The term "Lease Year" is defined to mean the twelve (12) calendar month period commencing on __________, _______ and each twelve (12) calendar month period thereafter. All rent payable hereunder shall be payable in advance in monthly installments to LANDLORD at its address hereinabove set forth, or to such other party or at such other place as the LANDLORD may from time to time in writing designate.

     6. Condition of Premises. LANDLORD agrees that the Leased Premises shall be connected to the electric and gas lines serving the Town of Orchard Park and to the water and sewer system serving said municipality. LANDLORD warrants that when possession of the Leased Premises shall have been delivered to TENANT the electrical, plumbing, heating, ventilation, air conditioning systems and related fixtures of such systems in the building shall be adequate for the Leased Premises and the use thereof by TENANT, as herein provided, and in good order and condition. TENANT will be responsible for any repairs or replacement of windows and electrical, plumbing, heating, ventilation, air conditioning systems and related fixtures of such systems which are for the sole benefit of the Leased Premises, unless such repairs or replacements are caused by the negligence of LANDLORD or its agents or employees, and for cleaning and maintaining the Leased Premises, including the redecorating of any interior surfaces and the installation of any replacement floor coverings which TENANT desires. LANDLORD will be responsible for all repairs to the structure, including the roof, of the Building, irrespective of the cost thereof.

     7. Utilities. TENANT shall be responsible for paying for all charges for gas, electricity, light, heat, water, sewerage, trash disposal, power and telephone or other communications services used, rented or supplied to TENANT upon, on, or in connection with the Leased Premises, and shall indemnify LANDLORD against any liabilities or damages on such account. Charges for gas and electricity shall be separately metered and assessed. At all times during the term of this lease, LANDLORD at its sole cost shall supply cold water to the Leased Premises for drinking, lavatory and toilet purposes.

8. Common Area Use and Maintenance.

        (a) For purposes of this lease, the term "Common Areas", if any, shall mean the floor space of the Building to be used as hallways or entrances by all tenants of the Building, their employees, agents and customers i and all entrances to and vestibules of the Building.

        (b) LANDLORD grants TENANT a nonexclusive easement to use the Common Areas if any, and to permit TENANT's customers, employees, invitees, agents and contractors to use the Common Areas. This easement may be exercised in common with the other occupants of the Building and their respective customers, employees and invitees.

        (c) The LANDLORD further agrees to provide, operate, repair, replace and maintain during the term of this lease and any extensions thereof, all of the Common Areas, if any, and maintain lighting facilities sufficient to provide reasonably adequate and continuous lighting throughout all Common Areas to keep the Common Areas free of obstruction, clear of debris, and in a clean condition for the entire term of this lease and any extension thereof to keep all entrances to the Building secure from any entry from the outside of such buildings after 6:00 p.m. each day and to provide and maintain at each public entrance, if any, to the Building a directory of the tenants therein and their location. The LANDLORD shall keep all Common Areas lighted during normal office hours.

     9. Parkinq Lot Use and Maintenance. LANDLORD will at all times during the term of this lease (i) permit free parking by TENANT, its customers, employees, invitees, agents and contractors in the parking lot, (ii) maintain adequate illumination of the parking area during all twilight and night hours, (iii) maintain and keep the parking area in good condition with a hard-top surface pavement and (iv) maintain and keep the parking area and the sidewalks along the exterior of the Building in an orderly and clean manner, including the removal of snow and ice and any trash, rubbish or debris which accumulates on and around such areas.

     10. Operating Costs. TENANT agrees to pay as additional rent during the term of this lease upon receipt of written notice, together with copies of paid bills, from LANDLORD TENANT's proportionate share in the ratio that total square footage of floor space in the Leased Premises bears to the total square footage of floor space in the Building, deemed for purposes of this lease to be as stated in Section 6 hereof, of the following operating costs relating to the Building: real property taxes and assessments as outlined in Section 11 (subsequent to the first year of the initial term).

     11. Taxes and Obliqations. TENANT shall be responsible to pay all applicable taxes on its trade fixtures and equipment. LANDLORD shall make all payments required to be made under the terms of any payment in lieu of tax arrangement and shall pay all applicable taxes, assessments (whether general or special) and other obligations which are or may become a lien on or levied against the Building and the Leased Premises as they may become due and payable during the term of TENANT's occupancy thereof and make all payments required to be made under the terms of any deed of trust or mortgage which may at any time be a lien on the Leased Premises, provided, however, that during the term of this lease or any renewal thereof, upon receipt of written notice from LANDLORD together with copies of paid tax bills, LANDLORD shall be reimbursed by TENANT for TENANT's proportionate share, deemed for purposes of this lease to be eighteen percent (18%) until the completion of Phase II of the Building when the percentage shall drop to ten and one-half~ percent (10.5%), of any and all increases in payments in lieu of taxes and any and all special taxes or any general or special assessments and general real estate taxes levied against the Building during such term (subsequent to the first year of the initial term) .TENANT's reimbursement to LANDLORD for the first and last years of TENANT's responsibility shall be apportioned so that TENANT pays its share of the general real estate taxes, any special taxes, any payment in lieu of taxes or any general or special assessments only for the period of time that the Leased Premises are occupied by or in possession of TENANT during such tax year.

     LANDLORD shall submit said notice and paid tax bills to TENANT within six (6) months after payment of such taxes by LANDLORD, and TENANT shall reimburse LANDLORD therefore within thirty (30) days after submission.

     12. Fire Insurance. LANDLORD, at all times during the initial and extended terms hereof shall procure and keep in force insurance on the Building including the Leased Premises, insuring the same against loss or damage by fire and such other hazards, casualties and contingencies as are customarily included under policies of fire insurance with extended coverage. The fire insurance shall be in such amount as shall comply with the applicable co-insurance clause of such insurance policy but not less than 80% of the replacement cost of the insured property. Such insurance shall further contain an agreement by the insurance company that the policy or policies will not be canceled or the coverage changed without thirty (30) days prior written notice to LANDLORD. LANDLORD covenants that it will notify TENANT of any cancellation notice promptly upon receipt of such notice. LANDLORD covenants that TENANT shall not be liable for damage to or destruction of the Leased Premises by any fire or other casualty from any cause whatsoever and LANDLORD shall obtain and maintain in effect a waiver of subrogation in favor of TENANT from its fire and casualty insurer, a copy of which shall be delivered to TENANT. TENANT, at all times during the initial and extended term hereof, at its sole cost and expense, shall procure and keep in force insurance on TENANT's property, insuring the same against loss or damage by theft, fire and such other hazards, casualties and contingencies as are customarily included under policies of fire and theft insurance with extended coverage. TENANT covenants that LANDLORD shall not be liable for damage to or destruction of TENANT's property by fire or other casualty from any cause whatsoever and TENANT shall obtain and maintain in effect a waiver of subrogation in favor of LANDLORD from its fire and casualty insurer, a copy of which shall be delivered to LANDLORD. TENANT will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Leased Premises which will contravene LANDLORD's policies insuring against loss or damage by fire or other hazards or which will prevent LANDLORD from procuring such policies in companies acceptable to LANDLORD.

13. Liability Insurance.

        (a) TENANT shall defend LANDLORD against, and shall be responsible for, and shall save LANDLORD harmless from and against, any and all claims for damages to persons or property resulting from or arising out of TENANT's occupancy of the Leased Premises throughout the term of this lease. TENANT, at all times during the term hereof, at its sole cost and expense, shall procure, or cause to be procured, and keep in force comprehensive liability insurance, including personal injury and property damage, insuring against all claims and liability arising out of the use or occupancy of the Leased Premises by TENANT, with limits of liability of not less than Two Million Dollars ($2,000,000) .The policy or policies of insurance shall be in standard form and shall name LANDLORD therein as an additional insured, together with TENANT, and shall be issued by insurers acceptable to LANDLORD. Premiums for all policies of insurance herein referred to and all renewals thereof shall be paid by TENANT on or before the beginning date of the next annual policy or renewal period and, if so requested, certificates thereof shall be furnished to LANDLORD by TENANT promptly upon the issuance of each such policy or renewal thereof.

        (b) LANDLORD, at all times during the term hereof, shall procure, or cause to be procured, and keep in force comprehensive liability insurance, including personal injury and property damage, covering the parking area, the Common Areas and all other public areas in and around the Building with limits of liability of not less than Two Million Dollars ($2,000,000). The policy or policies of insurance shall be in standard form and shall name TENANT therein as an additional insured, together with LANDLORD, and shall be issued by insurers acceptable to TENANT. Premiums for all policies of insurance herein referred to and all renewals thereof shall be paid by LANDLORD on or before the beginning date of the next annual policy or renewal period and, if so requested, certificates thereof shall be furnished to TENANT by LANDLORD promptly upon the issuance of each such policy or renewal thereof.

     14. Siqns and Advertising. Upon the prior written consent and approval of LANDLORD, which approval shall not be unreasonably withheld, TENANT may erect such signs on or about the Leased Premises or the improvements thereon as shall conform to applicable governmental ordinances.

     15. Ordinances. In the event any public authority shall require correction of violations of any statute, ordinance, regulation, or building code, corrections shall be made by LANDLORD at LANDLORD's expense except as to such violations arising from any alterations or additions made by TENANT, in which event TENANT's violations shall be corrected by TENANT at TENANT's expense. TENANT shall comply with all statutes, ordinances and regulations of government authorities now in effect or hereafter enacted relating to any alterations or improvements made by it, keeping the Leased Premises in an orderly condition, the use of the Leased Premises and the method of conducting TENANT's business thereon.

     16. Sublettinq and Assigning.

        (a) TENANT may not (except as hereinafter stipulated) assign this lease and/or sublet the Leased Premises, or any part thereof, without in each instance obtaining the written permission of LANDLORD, which permission shall not be unreasonably withheld. TENANT may, without LANDLORD's permission, assign this lease and/or sublet the Leased Premises, of any part thereof, to an affiliated, subsidiary, reorganized corporation or any organization which acquires a majority of the shares or assets of the TENANT, a successor entity or the parent or parents of TENANT for the purpose of continued operation hereunder of the business conducted on said Leased Premises in substantially the same manner as before, provided, however that written notice of such assignment or sublease shall be given to the LANDLORD. No assignment or subletting shall relieve TENANT of the obligations imposed upon it by the terms of this lease.

        (b) The parties hereto acknowledge that LANDLORD shall enter into certain transactions with the Erie County Industrial Development Agency ("ECIDA") and bond holders and/ or other financial institutions, presently unidentified, in connection with the proposed issuance by ECIDA of taxable industrial development revenue bonds. In that connection, the parties hereto acknowledge that this lease will become a sublease subordinate to the master Lease Agreement and Mortgage Agreement to be hereinafter executed. TENANT agrees to execute and deliver amendments or modifications of this lease (as long as said amendments or modifications do not conflict with the basic intent and meaning of this lease agreement) and consents as appropriate to reflect the transactions referred to in this Section. Such consents shall include, but shall not be limited to, the execution of subordination agreements as long as the appropriate parties simultaneously execute agreements in favor of TENANT in proper form for recording to the effect that the tenancy and other rights of TENANT hereunder shall not be disturbed so long as TENANT pays the rent and performs all of the other terms and conditions of this lease.

17. Destruction of Buildinq by Fire or Other Casualty. In the event of a partial destruction of the Leased Premises, whether by fire, unavoidable casualty, act of God, or otherwise, then LANDLORD shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days; said partial destruction shall in no way annul or void this lease, except that TENANT shall be entitled to a proportionate reduction of rent from the time of the casualty until such repairs are fully completed, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall interfere with the business carried on by TENANT in the Leased Premises; if the Leased Premises are totally destroyed or rendered substantially untenantable by any fire, unavoidable casualty, act of God, or otherwise, and thereby rendered unfit for use, then and in that event this lease shall terminate and the TENANT shall be relieved of any further rental payments provided for herein from the date of such destruction.

18. Alterations. TENANT shall not make any structural improvements or additions in or to the Leased Premises without the prior written consent and approval of LANDLORD.

19. Use and Occupancy. TENANT, at all times during the term of this lease, shall have sole and exclusive control and right of use and occupancy of the Leased Premises and all improvements thereon, including the right to restrict access to the Leased Premises for security purposes. LANDLORD, or its representatives, shall have the right, however, to enter the Leased Premises, at any reasonable time, after reasonable notice, for the purpose of inspection of the Leased Premises or performing any work which LANDLORD elects to undertake or is required to perform under the provisions of this lease. TENANT shall use the Leased Premises solely for the purpose of offices, warehouse and laboratory for the development, assembly and testing of radiant energy and for no other purpose without the prior written consent of LANDLORD; but TENANT shall not use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done on the Leased Premises, which is unlawful or which shall make void or voidable the appropriate insurance then contemplated by this lease to be in force with respect thereto, or which will cause any part thereof, or which will constitute a public or private nuisance.

     20. Default. If default be made by either party in any of the covenants herein and not rectified (or rectification not started and pursued with reasonable dispatch) by the defaulting party within thirty (30) days after receipt of written notice from the other party, then this lease shall at the option of the party not in default be terminated immediately if the written notice stated that the party intends to terminate this lease if said default is not so rectified, and the party not in default shall not have the right to terminate this lease unless the notice contains such statement. If such statement is not contained in the first or any subsequent notice, the party not in default retains the right to give a later notice containing such statement. If such default is committed by LANDLORD and not so rectified, TENANT at its option may instead take necessary steps to rectify the default at LANDLORD's expense and apply such expense against accruing rentals to reimburse itself for its expenditure therefore. If such default is committed by TENANT and not so rectified, LANDLORD, if it shall so elect and without any obligation to do so, may cause such default to be remedied by such manner and such means as LANDLORD may deem proper and the cost and expense thereof paid or incurred by LANDLORD, including reasonable attorney's fees, if any, shall constitute additional rent hereunder and the same shall be due and payable on the due date of the next succeeding installment of fixed rent falling due hereunder. In the alternative, LANDLORD, its agents and employees shall be entitled to enter upon and take possession of, and remove all persons and property from, the Leased Premises and terminate the lease, if the notice hereinbefore provided has been given. The rights and remedies hereinabove set forth are cumulative, are not exclusive and do not constitute a limitation, restriction, or waiver of any other right or remedy provided by law, and the parties at all times and from time to time, may and shall have the right to pursue and employ anyone or more remedies that may be provided by and under the laws of the State of New York.

     21. Waiver. Failure of either party to insist upon strict performance of any covenant or condition of this lease in any one or more instances shall not be construed as a waiver for the future of any such covenant or condition, but the same shall be and remain in full force and effect. It is further specifically agreed that in the event that at any time, or from time to time during the term, a default shall exist under any of the provisions of this lease, the payment by TENANT to LANDLORD or the acceptance or receipt by LANDLORD from TENANT of any one or more installments of rent while such default exists, shall not constitute a waiver of such default and shall not alter, limit, or otherwise adversely affect any of the rights of the LANDLORD or TENANT with respect to such default including the right to terminate this lease; and acceptance of such rental by LANDLORD after termination shall not be deemed an election by LANDLORD waiving such termination. No payment by TENANT or receipt by LANDLORD of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and LANDLORD may accept such check or payment without prejudice to LANDLORD's right to recover the balance of such rent or pursue any other remedy provided in this lease.

     22. Interference. Should an adjudication of a competent court or regulation of any government authority prohibit TENANT from establishing its business on said Leased Premises, or order TENANT to discontinue, in whole or in part, its business thereon, then TENANT may terminate this lease, unless such order results from willful negligence of TENANT in its use of the Leased Premises.

     23. Condemnation. In the event during the term of this lease or any extension thereof the entire Leased Premises are acquired by the exercise of the power of eminent domain, or so much thereof as shall render the same not reasonably suitable to TENANT's uses, this lease shall terminate at the time possession must be surrendered, and the TENANT shall be relieved of all future rental payments provided for herein.

     24. Subordination. This lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now be or hereafter may be made a lien on the Leased Premises by LANDLORD or its assigns. Although no instrument or act on the part of TENANT shall be necessary to effectuate such subordination, TENANT will, nevertheless, execute such further instruments subordinating the lease to the lien of any such mortgage or deed of trust as may be reasonably required by the lender, provided, however, and notwithstanding anything herein contained to the contrary, that as long as the said TENANT, its successors and assigns, shall fully perform the covenants and conditions contained herein, including the payment of all rentals hereunder, it shall have the right to peaceably occupy and possess the Leased Premises under this lease without interruption or disturbance by the purchaser at a foreclosure sale.

     25. Holdinq Over. LANDLORD shall give TENANT at least thirty (30) days' prior written notice if LANDLORD shall expect or demand that TENANT vacate the Leased Premises upon the expiration of this lease or any renewal thereof. If TENANT should continue to occupy the Leased Premises without having exercised its option to renew (if any) or without an agreement in writing as to the terms of such continued possession, then such additional tenancy shall be on a month-to-month basis at 150% of the previous existing rental and under the same terms and conditions as provided in this lease or the renewal thereof. In case of such continued possession, the month-to-month tenancy created thereby may be canceled at the end of any calendar month by not less than thirty (30) days' prior written notice from either party.

     26. Notices. Any notice to LANDLORD provided for herein shall be deemed to have been served only when such notice in writing addressed to LANDLORD, or to the party to whom rent was last paid, has been deposited in a regular receptacle of the u.s. Postal Service by registered or certified mail, addressed to the address hereinabove set forth. Any notice to TENANT as provide-d for herein shall be deemed to have been served only when such notice in writing has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail addressed to TENANT at the Leased Premises.

     27. Captions. The captions appearing at the beginning of each of the sections of this lease are for reference only and are not to be considered a part of this lease.

     28. Binding. This lease shall inure to the benefit of and be binding upon the heirs, devisees, executors, administrators, successors and assigns of the parties hereto.

     29. Modification. This lease constitutes the whole agreement between the parties. There are no terms, obligations, covenants, or conditions other than contained herein. No modification or variation hereof shall be deemed valid unless evidenced by an agreement in writing and signed by the duly authorized representatives of the respective parties.

     30. Recording. TENANT may in its discretion cause a memorandum of this lease to be recorded in the office of the Clerk of Erie County, New York.

     31. Quiet Enjoyment. LANDLORD covenants that for so long as TENANT is not in default hereunder, TENANT shall quietly enjoy the Leased Premises.

     32. Situs. This Lease Agreement shall be governed by the laws of the State of New York as the same may exist during the term hereof.

     IN WITNESS WHEREOF, LANDLORD and TENANT have each caused this Lease Agreement to be executed and delivered, all as of the day and year first above written.

LANDLORD	TENANT
JP SPEC II, LLC	RADIANT AVIATION SERVICES, INC.
By: ____________________	By: _____________________ Authorized Officer

ADDENDUM TO SUBLEASE

This sets forth an addendum to a lease agreement dated March, 1996 (the "Sublease") relating to the lease of a portion of certain premises commonly known as 40 Centre Drive, Orchard Park, New York (the "Premises") to Radiant Aviation Services, Inc. (the "Sublessee"). The Sublessee and JP Spec II, LLC (the "Sublessor") hereby acknowledge and agrees as follows:

1. The premises have been or will be acquired by the Erie County Industrial Development Agency (the " Agency") and will be leased by the Agency to the Sublessor pursuant to a lease agreement dated September 1, 1996 (the "Agency Lease Agreement").

2. The Sublessee shall operate the demised premises in accordance with the Sublease and as a qualified "project" in accordance with an as defined in the New York State Industrial Development Agency Act (Title 1 of Article 18-A of the General Municipal Law), as amended, and Chapter 293 of the 1970 Laws of New York, as amended.

3. The Sublessee shall furnish to the Agency, upon request, such information as the Agency shall reasonably request regarding the leased premises and employment by the Sublessee (past, present and future) at the leased premises.

4. Neither the Sublease, nor any interest therein, shall be assigned, modified or amended without the prior written consent of the Agency, as set forth in the Agency Lease Agreement. Any of the foregoing notwithstanding, to the extent the Sublessee is permitted to sub-sublease the demised premises or assign its interest in the Sublease without the prior written consent of the Sublessor, no consent of the Agency shall be required provided that any sub-sublease or assignment is consistent with the terms of this Addendum.

SUBLESSEE:	SUBLESSOR:
Radiant Aviation Services, Inc.	JP Spec H, LLC
By: _____________________	By: _____________________